EXHIBIT 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS
RESULTS FOR 2013 SECOND QUARTER

●	Revenue rose 2% year over year to $765 million, and OIBDAN1 was up 4% to $203 million, excluding foreign exchange and divestitures

●	Americas revenue grew 5% and OIBDAN increased 3%, excluding foreign exchange

●	International revenue was flat and OIBDAN grew 8%, excluding foreign exchange and divestitures

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San Antonio, August 1, 2013…Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the second quarter ended June 30, 2013.

“We delivered solid growth this quarter, with strong performance in the Americas and International’s results clearly reflecting our investments in emerging markets,” said Bob Pittman, Executive Chairman of Clear Channel Outdoor Holdings, Inc. “CEO William Eccleshare and his team are continuing to benefit from refocusing our U.S. sales force and our International resources.  At the same time, we are building out our digital assets around the world to make it even easier for advertisers to create compelling campaigns that capitalize fully on the effectiveness of these new technologies and our out-of-home networks.”

“We are pursuing growth opportunities globally, working with our advertising partners to maximize the impact of their campaigns by helping them take the utmost advantage of the interactivity and immediacy of our growing base of digital displays,” said Chief Executive Officer William Eccleshare. “Financially, our U.S. business performed well in the second quarter, as did our emerging markets, and we’re making progress in Europe, where the economic environment is still challenging.  We continue to drive top line results across our asset portfolio, and our close focus on expenses demonstrated the attractive operating leverage in our business this quarter.”

Second Quarter 2013 Results

Total revenues for the three months ended June 30, 2013 increased 2% over the same period in 2012, adjusting for the effects of foreign exchange movements1, as well as a $9 million impact from the divestiture of businesses during the third quarter of 2012.  On a reported basis, revenues of $767 million for the three months ended June 30, 2013 were up 1% from the same period in 2012.

●
Americas revenues rose $14 million, or 4%, on a reported basis and 5% adjusted for movements in foreign exchange rates, driven by higher occupancy and capacity on digital bulletins, higher occupancy and rate on traditional bulletins, strong growth in posters, and increased revenue at airports.

●
International revenues declined $1 million, or less than 1%, after adjusting for a $9 million revenue reduction due to the divestiture of businesses during the third quarter of 2012 and a $2 million increase from movements in foreign exchange rates.  Strong revenue growth in emerging markets was offset by continued pressures in certain developed markets, where economic conditions remain challenging.  On a reported basis, revenues decreased $9 million, or 2%, compared to the same period of 2012.

The Company’s OIBDAN1 increased 3% to $203 million in the three months ended June 30, 2013 compared to $196 million in the same period of 2012.  Excluding minimal effects of movements in foreign exchange rates and a $2 million reduction due to the divestiture of businesses during the third quarter of 2012, OIBDAN rose 4% to $203 million.  OIBDAN in the second quarter of 2012 reflected a favorable court ruling of $8 million and also included $8 million of operating and corporate expenses related to the Company’s strategic revenue and cost initiatives to attract additional advertising dollars to the business and improve operating efficiencies.  OIBDAN for the three months ended June 30, 2012 included $10 million in expenses related to strategic revenue and cost initiatives, as well as $5 million in legal and other costs primarily related to Brazil.

The Company’s net income was $9 million for the three months ended June 30, 2013 compared to a net loss of $8 million in 2012 due primarily to higher operating income and lower interest expense due to debt refinancing, offset by higher income tax expense.

Key Highlights

The Company’s recent key highlights include:

●
Launching consumer networks in the U.S., comprised of targeted portfolios of displays delivering pre-selected demographic groups supported by Traffic Audit Bureau (TAB) ratings that plug into existing advertiser models – an innovation that offers advertisers and agencies a simpler and easier buying process with enhanced audience metrics and greater exposure to the targeted audience.

●
Announcing that Clear Channel Airports won a five-year contract with extension options to provide indoor digital media programs at Chicago’s O’Hare and Midway International airports, where Clear Channel has operated since 2002.  The program will include approximately 400 digital displays and reach 66 million passengers annually.  Clear Channel Airports was also selected by San Francisco International Airport to provide digital media and sponsorship solutions throughout its terminals, including 30 digital installations that will reach more than 10 million passengers annually.

●
As part of Clear Channel Outdoor’s sponsorship of the Cannes Lions International Festival of Creativity, creating the world’s first hand-painted micrography billboard made entirely of tweets which were sent to #Canvas or @CCOutdoor, delivering a reach of more than 10 million impressions over four days.

●
Highlighting the immediacy and flexibility of the Americas digital out-of-home network, beginning on July 4, 2013, 1,000 digital billboards across the U.S. displayed the lyrics of “The Star Spangled Banner” linked to the #united4th campaign, which was also promoted on more than 200 Clear Channel radio stations and on iHeartRadio.

●
Creating a mobile-controlled, personalized, geo-specific campaign across five European countries to promote the theatrical release of Universal Pictures’ Despicable Me 2.  Across a network of 259 digital screens, consumers could control and personalize the on-screen creative via their mobile phones, and receive a text link back to share their personalized Minion film socially.  The interactive campaign was supported by additional static and digital formats.

●	Installing nine new digital billboards for a total of 1,055 across 37 U.S. markets.

Revenues, Operating Expenses, and OIBDAN by Segment

(In thousands)	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2013	2012	Change	2013	2012	Change
Revenue1
Americas	$335,025	$320,678	4%	$621,486	$600,829	3%
International 3	431,846	440,648	(2%)	795,595	811,780	(2%)
Consolidated revenue	$766,871	$761,326	1%	$1,417,081	$1,412,609	0%

Operating Expenses1,2
Americas	$196,934	$186,644	6%	$388,197	$381,701	2%
International 3	335,644	350,422	(4%)	670,133	699,426	(4%)
Consolidated operating expenses	$532,578	$537,066	(1%)	$1,058,330	$1,081,127	(2%)

OIBDAN1
Americas	$138,091	$134,034	3%	$233,289	$219,128	6%
International 3	96,202	90,226	7%	125,462	112,354	12%
Corporate	(31,558)	(27,798)		(57,721)	(52,047)
Consolidated OIBDAN	$202,735	$196,462	3%	$301,030	$279,435	8%

Certain prior period amounts have been reclassified to conform to the 2013 presentation of financials throughout the press release.

1See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding foreign exchange effects to revenues; (iii) direct operating and SG&A expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vi) OIBDAN to net income (loss).  See also the definition of OIBDAN under the Supplemental Disclosure section of this release.

2The Company’s operating expenses include direct operating expenses and SG&A expenses.

3 During 2012, the Company disposed of international businesses.  For the three months ended June 30, 2012, these businesses contributed $9 million in revenues, $8 million in operating expenses, and $2 million in OIBDAN.

Americas

Americas revenues rose $14 million, or 4%, on a reported basis and 5% adjusted for movements in foreign exchange rates, driven by higher occupancy and capacity on digital displays, higher occupancy and rate on traditional bulletins, strong growth in posters, and growth in airports.  Partially offsetting this growth were declines in our specialty businesses.

Operating expenses increased $10 million, or 6%, to $197 million for second quarter 2013, on a reported basis and adjusted for the effects of movements in foreign exchange rates.  Operating expenses in the second quarter of 2012 reflected a favorable court ruling of $8 million.  Expenses in the second quarter of 2013 also included a $2 million decrease in expenses related to investments in strategic revenue and cost savings programs.

OIBDAN, on a reported basis and excluding foreign exchange impacts, grew $4 million, or 3%, to $138 million during the second quarter of 2013 compared to the same period in 2012.  Second quarter 2013 OIBDAN reflected approximately $1 million of expenses related to certain investments in strategic revenue and cost savings programs compared to $3 million in the second quarter of 2012.

International

International revenues declined $1 million, or less than 1%, after adjusting for a $9 million revenue reduction due to the divestiture of businesses during the third quarter of 2012 and a $2 million increase from movements in foreign exchange rates.  Strong revenue growth in emerging markets was offset by continued pressures in certain developed markets, where economic conditions remain challenging.  On a reported basis, revenues decreased $9 million, or 2%, compared to the same period of 2012.

Operating expenses fell $9 million in the second quarter of 2013, adjusting for $8 million of expenses due to the divestiture of businesses during the third quarter of 2012, and a $2 million increase from movements in foreign exchange rates.  Operating expenses declined due to cost savings from strategic investments, offset by higher costs in emerging markets and from new contracts in markets with increased revenue.  Operating expenses in the second quarter of 2013 included a decrease of approximately $4 million in investments in strategic revenue and cost savings programs, and a decrease of $5 million in legal and other costs in Brazil.

International OIBDAN in the second quarter of 2013 increased $7 million, or 8%, to $96 million, adjusting for a $2 million OIBDAN reduction due to the divestiture of businesses during the third quarter of 2012 and adjusting for minimal movements in foreign exchange rates.  OIBDAN in the second quarter of 2013 included $2 million of costs incurred for investments in strategic revenue and cost savings programs compared to $6 million in the second quarter of 2012.  On a reported basis, OIBDAN rose $6 million, or 7%, to $96 million.

Conference Call

The Company, along with its parent company, CC Media Holdings, Inc., will host a conference call to discuss results on August 1, 2013 at 4:30 p.m. Eastern Time.  The conference call number is 866-233-3842 (U.S. callers) and 651-291-1246 (international callers) and the passcode is 296544.  A live audio webcast of the conference call will also be available on the investor section of www.clearchannel.com and www.clearchanneloutdoor.com.  A replay of the call will be available after the live conference call, beginning at 5:30 p.m. Eastern Time, for a period of 30 days.  The replay numbers are 800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode for both is 296544.  An archive of the webcast will be available beginning 24 hours after the call for a period of 30 days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands, except per share data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue	$766,871	$761,326	$1,417,081	$1,412,609
Direct operating expenses	399,558	405,314	785,749	797,032
Selling, general and administrative expenses	133,020	131,752	272,581	284,095
Corporate expenses	33,892	29,952	61,716	57,403
Depreciation and amortization	97,566	99,668	197,893	192,005
Impairment charges	-	-	-	-
Other operating income (expense) – net	3,697	2,746	5,800	6,749
Operating income (loss)	106,532	97,386	104,942	88,823

Interest expense - net	88,063	102,953	176,156	170,784
Interest income on Due from Clear Channel Communications	12,496	16,089	24,416	32,069
Equity in earnings (loss) of nonconsolidated affiliates	169	(157)	(316)	264
Other expense – net	(310)	(1,631)	(1,217)	(2,125)
Loss before income taxes	30,824	8,734	(48,331)	(51,753)
Income tax benefit	(12,094)	(8,082)	(7,088)	7,212
Consolidated net loss	18,730	652	(55,419)	(44,541)
Amount attributable to noncontrolling interest	9,822	8,768	9,951	7,445

Net income (loss) attributable to the Company	8,908	(8,116)	(65,370)	(51,986)

Diluted net earnings (loss) per share	$0.02	$(0.02)	$(0.19)	$(0.17)

Weighted average shares outstanding – Diluted	358,766	356,944	357,427	356,655

For the three months ended June 30, 2013,  foreign exchange rate movements increased the Company’s revenues and direct operating and SG&A expenses each by approximately $2 million.  For the six months ended June 30, 2013,  foreign exchange rate movements increased the Company’s revenues by $1 million and direct operating and SG&A expenses by $2 million.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for June 30, 2013 and December 31, 2012:

(In millions)	June 30,	December 31,
	2013	2012

Cash	$398.7	$562.0
Total Current Assets	1,308.2	1,509.3
Net Property, Plant and Equipment	2,098.3	2,207.7
Due from Clear Channel Communications	850.8	729.2
Total Assets	6,851.4	7,105.8

Current Liabilities (excluding current portion of long-term debt)	677.7	802.0
Long-Term Debt (including current portion of long-term debt)	4,938.1	4,944.8
Shareholders’ Equity	338.2	446.1

TABLE 3 – Total Debt

At June 30, 2013 and December 31, 2012, Clear Channel Outdoor Holdings had total net debt of:

(In millions)	June 30,	December 31,
	2013	2012
Clear Channel Worldwide Holdings Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.7	$735.7
6.5% Series B Senior Notes Due 2022	1,989.3	1,989.3
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Other Debt	20.1	27.1
Original Issue Discount	(7.0)	(7.3)
Total	4,938.1	4,944.8
Cash	398.7	562.0
Net Debt	$4,539.4	$4,382.8

The current portion of long-term debt was $4 million as of June 30, 2013.

Liquidity and Financial Position

For the six months ended June 30, 2013, cash flow provided by operating activities was $104 million, cash flow used for investing activities totaled $72 million, cash flow used for financing activities was $192 million, and the effect of exchange rate changes on cash was $4 million, for a net decrease in cash of $163 million.

Capital expenditures for the six months ended June 30, 2013 totaled approximately $80 million compared to $131 million for the same period in 2012.

Consolidated leverage ratio, defined as total debt divided by EBITDA (as defined by the Clear Channel Worldwide Holdings (“CCWH”) Senior Notes indentures) for the preceding four quarters was 6.2:1 at June 30, 2013, and senior leverage ratio, defined as senior debt divided by EBITDA (as defined by the CCWH Senior Notes indentures) for the preceding four quarters was 3.5:1 at June 30, 2013.  As required by the definition of EBITDA in the CCWH Senior Notes indentures, our EBITDA for the preceding four quarters of $796 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net, plus share-based compensation, and is further adjusted for the following: (i) costs incurred in connection with severance, the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses; (iii) non-cash charges; and (iv) various other items.

The following table reflects a reconciliation of EBITDA (as defined by the CCWH Senior Notes indentures) to operating income and net cash provided by operating activities for the four quarters ended June 30, 2013:

(In Millions) Note: numbers may not sum due to rounding	Four Quarters Ended
June 30,
2013
EBITDA (as defined by the CCWH Senior Notes indentures)	$796

Less adjustments to EBITDA (as defined by the CCWH Senior Notes indentures):
Cost incurred in connection with severance, the closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(46)
Extraordinary, non-recurring or unusual gains or losses or expenses (as referenced in the definition of EBITDA in the CCWH Senior Notes indentures)	(28)
Non-cash charges	(28)
Other items	(10)
Less: Depreciation and amortization, Impairment charges, Other operating income (expense), net, and Share-based compensation expense	(402)
Operating income	283

Plus: Depreciation and amortization, Impairment charges, Other operating income (expense), net, and Share-based compensation expense	402
Less: Interest expense	(379)
Plus: Interest income on Due from Clear Channel Communications	56
Less: Current income tax benefit	(70)
Plus: Other income (expense), net	1
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net)	18
Change in assets and liabilities, net of assets acquired and liabilities assumed	(12)
Net cash provided by operating activities	$299

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three and six months ended June 30, 2013 and 2012.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income (expense) – net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  The Company believes it helps improve investors’ ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.   In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the 2013 actual foreign revenues, expenses and OIBDAN at average 2012 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding foreign exchange effects to revenues; (iii) Expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vi) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)
	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income (expense) - net and impairment charges	OIBDAN
Three Months Ended June 30, 2013
Americas	$91,050	$-	$47,041	$-	$138,091
International	46,272	-	49,930	-	96,202
Impairment charges	-	-	-	-	-
Corporate	(34,487)	2,334	595	-	(31,558)
Other operating income – net	3,697	-	-	(3,697)	-
Consolidated	$106,532	$2,334	$97,566	$(3,697)	$202,735

Three Months Ended June 30, 2012
Americas	$85,467	$-	$48,567	$-	$134,034
International	39,516	-	50,710	-	90,226
Impairment charges	-	-	-	-	-
Corporate	(30,343)	2,154	391	-	(27,798)
Other operating income – net	2,746	-	-	(2,746)	-
Consolidated	$97,386	$2,154	$99,668	$(2,746)	$196,462

Six Months Ended June 30, 2013
Americas	$137,563	$-	$95,726	$-	$233,289
International	24,539	-	100,923	-	125,462
Impairment charges	-	-	-	-	-
Corporate	(62,960)	3,995	1,244	-	(57,721)
Other operating income – net	5,800	-	-	(5,800)	-
Consolidated	$104,942	$3,995	$197,893	$(5,800)	$301,030

Six Months Ended June 30, 2012
Americas	$127,603	$-	$91,525	$-	$219,128
International	12,609	-	99,745	-	112,354
Impairment charges	-	-	-	-	-
Corporate	(58,138)	5,356	735	-	(52,047)
Other operating income – net	6,749	-	-	(6,749)	-
Consolidated	$88,823	$5,356	$192,005	$(6,749)	$279,435

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2013	2012	Change	2013	2012	Change

Revenue	$766,871	$761,326	1%	$1,417,081	$1,412,609	0%
Excluding: Foreign exchange decrease (increase)	(1,752)	-		(895)	-
Revenue excluding effects of foreign exchange	$765,119	$761,326	0%	$1,416,186	$1,412,609	0%

Americas revenue	$335,025	$320,678	4%	$621,486	$600,829	3%
Excluding: Foreign exchange decrease (increase)	133	-		223	-
Americas revenue excluding effects of foreign exchange	$335,158	$320,678	5%	$621,709	$600,829	3%

International revenue	$431,846	$440,648	(2%)	$795,595	$811,780	(2%)
Excluding: Foreign exchange decrease (increase)	(1,885)	-		(1,118)	-
International revenue excluding effects of foreign exchange	$429,961	$440,648	(2%)	$794,477	$811,780	(2%)

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2013	2012	Change	2013	2012	Change

Consolidated expense	$532,578	$537,066	(1%)	$1,058,330	$1,081,127	(2%)
Excluding: Foreign exchange decrease (increase)	(1,638)	-		(1,623)	-
Expense excluding effects of foreign exchange	$530,940	$537,066	(1%)	$1,056,707	$1,081,127	(2%)

Americas expense	$196,934	$186,644	6%	$388,197	$381,701	2%
Excluding: Foreign exchange decrease (increase)	112	-		191	-
Americas expense excluding effects of foreign exchange	$197,046	$186,644	6%	$388,388	$381,701	2%

International expense	$335,644	$350,422	(4%)	$670,133	$699,426	(4%)
Excluding: Foreign exchange decrease (increase)	(1,750)	-		(1,814)	-
International expense excluding effects of foreign exchange	$333,894	$350,422	(5%)	$668,319	$699,426	(4%)

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2013	2012	Change	2013	2012	Change

OIBDAN	$202,735	$196,462	3%	$301,030	$279,435	8%
Excluding: Foreign exchange decrease (increase)	(114)	-		728	-
OIBDAN excluding effects of foreign exchange	$202,621	$196,462	3%	$301,758	$279,435	8%

Americas OIBDAN	$138,091	$134,034	3%	$233,289	$219,128	6%
Excluding: Foreign exchange decrease (increase)	21	-		32	-
Americas OIBDAN excluding effects of foreign exchange	$138,112	$134,034	3%	$233,321	$219,128	6%

International OIBDAN	$96,202	$90,226	7%	$125,462	$112,354	12%
Excluding: Foreign exchange decrease (increase)	(135)	-		696	-
International OIBDAN excluding effects of foreign exchange	$96,067	$90,226	6%	$126,158	$112,354	12%

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2013	2012	Change	2013	2012	Change
Corporate Expense	$33,892	$29,952	13%	$61,716	$57,403	8%
Less: Non-cash compensation expense	(2,334)	(2,154)		(3,995)	(5,356)
	$31,558	$27,798	14%	$57,721	$52,047	11%

Reconciliation of OIBDAN to Net Income / (Loss)

(In thousands)	Three Months Ended			Six Months Ended
	June 30,		%	June 30,		%
	2013	2012	Change	2013	2012	Change

OIBDAN	$202,735	$196,462	3%	$301,030	$279,435	8%
Non-cash compensation expense	2,334	2,154		3,995	5,356
Depreciation and amortization	97,566	99,668		197,893	192,005
Impairment charges	-	-		-	-
Other operating income (expense) – net	3,697	2,746		5,800	6,749
Operating income	106,532	97,386		104,942	88,823

Interest expense – net	88,063	102,953		176,156	170,784
Interest income on due from Clear Channel Communications	12,496	16,089		24,416	32,069
Equity in earnings (loss) of nonconsolidated affiliates	169	(157)		(316)	264
Other income (expense) – net	(310)	(1,631)		(1,217)	(2,125)
Loss before income taxes	30,824	8,734		(48,331)	(51,753)
Income tax benefit (expense)	(12,094)	(8,082)		(7,088)	7,212
Consolidated net loss	18,730	652		(55,419)	(44,541)
Amount attributable to noncontrolling interest	9,822	8,768		9,951	7,445
Net income (loss) attributable to the Company	$8,908	$(8,116)		$(65,370)	$(51,986)

About Clear Channel Outdoor Holdings, Inc.
Clear Channel Outdoor Holdings, Inc., (NYSE: CCO) is one of the world’s largest outdoor advertising companies, with more than 750,000 displays in over 40 countries across five continents, including 48 of the 50 largest markets in the United States. Clear Channel Outdoor Holdings offers many types of displays across its global platform to meet the advertising needs of its customers. This includes a growing digital platform that now offers over 1,000 digital billboards across 37 U.S. markets. Clear Channel Outdoor Holdings’ International segment operates in nearly 30 countries across Asia, Australia, Europe and Latin America in a wide variety of formats.  More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media
Wendy Goldberg
Executive Vice President – Communications
(212) 549-0965

Investors
Gregory Lundberg
Senior Vice President – Investor Relations
(212) 549-1717

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; and risks that we may not achieve or sustain anticipated cost savings.  Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release. Other key risks are described in the Company’s reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled "Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this document, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.